UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2006

Bell Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-11471	95-2039211
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-563-2355

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

Effective July 14, 2006, Bell Industries, Inc. ("Bell" or the "Company") dismissed its independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"). The decision to change independent registered public accounting firms was made after the completion of a competitive bid process and was approved by the Audit Committee of the Board of Directors. PwC's reports on Bell's consolidated financial statements as of and for the years ended December 31, 2005 and 2004 contained no adverse opionion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During each of the years in the two year period ended December 31, 2005, and through July 14, 2006, there were no disagreements between Bell and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. There were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal years ended December 31, 2005 and 2004, and through July 14, 2006, except for the existence of certain previously reported material weaknesses in the Company's internal control over financial reporting which are described below.

Bell management concluded that as of December 31, 2005, the Company did not maintain effective controls over the preparation, review, presentation and disclosure of amounts included in the Consolidated Balance Sheet and Consolidated Statement of Cash Flows. Specifically, cash flows from the Company's floor plan arrangements were not appropriately classified as cash flows from financing activities in the Consolidated Statement of Cash flows in accordance with generally accepted accounting principles. Further, these floor plan liabilities were not properly segregated from accounts payable in the Consolidated Balance Sheet as required under generally accepted accounting principles. This control deficiency resulted in the restatement of the Company's 2004 and 2003 annual consolidated financial statements, the interim consolidated condensed financial statements for all interim periods in 2004, the first three interim periods in 2005 and audit adjustments to the 2005 year-end financial statements. Additionally, this control deficiency could result in a misstatement of the Company's accounts that would result in a material misstatement to the Company's presentation and disclosure of floor plan arrangements that would not be prevented or detected. Accordingly, management concluded that this control deficiency constitutes a material weakness.

During the quarter ended March 31, 2006, the Company implemented controls and enhanced procedures which include improved training and review processes to ensure proper preparation, review, presentation, and disclosure of amounts included in its balance sheet and statement of cash flows. The Company tested the operating effectiveness of these newly implemented controls and found them to be effective and concluded that, as of March 31, 2006, this material weakness has been remediated.

Bell has provided PwC with a copy of this disclosure and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of such letter dated July 20, 2006 from PwC is filed as Exhibit 16.1 to this Form 8-K.

Effective July 20, 2006, Bell engaged BKD, LLP ("BKD") as its new independent registered public accounting firm. During the last two fiscal years and through July 20, 2006, Bell did not consult with BKD regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on Bell's financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 16.1 Letter of PricewaterhouseCoopers LLP to the Securities and
Exchange Commission dated July 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Industries, Inc.

July 20, 2006	By:	/s/ John A. Fellows

Name: John A. Fellows
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 20, 2006.